Exhibit 3

ALABAMA GAS CORPORATION

BY-LAWS

As Amended Through June 23, 2007

ARTICLE I

SECTION 1. The annual meeting, for the purpose of electing Directors and transacting any other proper business, shall be held at 10:00 A.M. on the fourth Wednesday in January of each year, if not a legal holiday, and if a legal holiday then on the first succeeding business day not a legal holiday, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings may be held, and shall be called by the Secretary, whenever directed by the Chairman of the Board or the President or whenever requested by a majority of the directors, either by vote at a meeting or in writing.

SECTION 2. At least ten days before each annual and each special meeting and in any event such number of days as will conform with any statutory requirement, the Secretary shall mail or cause to be mailed to each stockholder entitled to vote at the meeting, at his address appearing on the books of the corporation, a notice which shall state the time and the place of the meeting, and, in the case of a special meeting, shall state also the objects or purposes of the meeting.

SECTION 3. All meetings of the stockholders, including meetings for the election of directors, shall be held at the principal office of the corporation in the City of Birmingham, Alabama.

SECTION 4. Prior to each meeting of stockholders, the Board of Directors shall either fix a period of not less than ten days preceding the day of the meeting during which the stock transfer books shall be closed, or fix a date not less than ten days preceding the day of the meeting as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, and when a record date shall have been so fixed, only stockholders of record on such date shall be entitled to notice of and to vote at such meeting.

SECTION 5. Stockholders may vote in person or by proxy. The vote of stockholders for the election of directors, or upon any question before a meeting, need not be by ballot except when required by statute or demanded by a stockholder of record entitled to vote at the meeting; when so required or demanded, the vote shall be by ballot. All questions shall be decided by the vote of a majority of the shares voting on the question, except where otherwise required by statute or by the Certificate of Incorporation, as now or hereafter amended.

SECTION 6. The Chairman of the Board, and in his absence, the President, or in the absence of both, the Executive Vice President, shall call meetings of stockholders to order and act as Chairman of such meeting. In the absence of all these officers the Board of Directors shall appoint a chairman of the meeting, but if the Board shall not make such appointment, then, any stockholder or the proxy of any stockholder may call the meeting to order, and a chairman shall be elected.

SECTION 7. The Secretary or any Assistant Secretary may act as Secretary of any meeting of stockholders; but the Board of Directors before the meeting may designate any person to act as secretary thereof, and if no such designation shall have been made, then the Chairman of the meeting may appoint any person to act as secretary thereof.

SECTION 8. At each meeting of the stockholders at which the voting shall be by ballot, the voting shall be conducted and all questions touching the qualifications of the voters, the validity of proxies and the acceptance or rejection of votes shall be decided by one judge. Such judge may be an officer of the corporation and may be appointed before the meeting by the board of directors, but if no such appointment shall have been made, then by the Chairman of the meeting; and if for any reason any judge previously appointed shall fail to attend, or refuse or be unable to serve, then a judge to act in his place shall be appointed by the Chairman of the meeting. No such judge need be a stockholder.

SECTION 9. At each meeting of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation or an amendment thereof, the holders of a majority of all of the stock which at the time shall be entitled to vote, present in person or represented by proxy, shall be requisite for the transaction of business and shall constitute a quorum. A meeting of the stockholders may be adjourned to any day, and from time to time, as such meeting shall determine, whether or not a quorum be present The time and place to which an adjournment is taken shall be publicly announced at the meeting, and no further notice thereof shall be necessary.

ARTICLE II

Board of Directors

SECTION 1. The general management of the property, business and affairs of the Corporation shall be vested in a Board of Directors, eleven in number, who shall hold office until the next annual meeting of the stockholders and until others are duly chosen in their place and shall have qualified.

SECTION 2. The Board of Directors may provide for stated meetings at regular intervals to be held pursuant to a standing resolution of the Board. No notice of such meetings need be given. Special meetings of the Board may be called upon written instructions signed by the Chairman of the Board, the President or a Vice President, or at least two of the directors, and delivered to the Secretary of the Corporation, stating the time and place thereof. The Secretary shall give, or cause to be given, notice of the time and place of holding each special meeting by mailing the same at least thirty-six (36) hours before the meeting or by causing the same to be transmitted by telephone, cable or wire message at least twenty-four (24) hours before the meeting to each director to his address on file with the Secretary of the Company.

The directors may hold their meetings at such place or places, either within or without the State of Alabama, as the board shall designate from time to time.

SECTION 3. A majority of the directors shall constitute a quorum for the transaction of business at meetings of the board. Subject to the provisions of the Certificate of Incorporation, as amended, vacancies in the board shall be filled by a majority of the directors then in office. A majority of the directors present at any meeting may adjourn the meeting until a later day or hour, or sine die, whether or not a quorum be present. A minute of such adjournment shall be entered on the records by the Secretary, and no further notice thereof shall be necessary.

SECTION 4. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the corporation as it may deem proper not inconsistent with these by-laws or the certificate of incorporation and the amendments thereof.

SECTION 5. The Board of Directors shall fix and authorize the payment of compensation for all officers of the corporation, including such officers as may be directors of the corporation, for services to the corporation; and shall fix and authorize the payment of compensation and expenses to the directors for services to the corporation, including fees and expenses for attendance at meetings of the board, of the executive committee and of all other committees.

ARTICLE III

Officers and Agents

SECTION 1. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer, and may also include a Chief Executive Officer, a Chief Operating Officer, one or more vice presidents, a controller, a general counsel, and such other officers and assistant officers as may be determined by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 2.  The first officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors. Each officer shall hold office at the pleasure of the Board of Directors or until his death or he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.  A vacancy in any office may be filled by the Board of Directors.

SECTION 4.  Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 5.    The officers of the Corporation, if and when elected by the Board of Directors of the Corporation, shall have the following duties:

(a)    Chairman of the Board.  The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. In general, he shall perform all duties incident to the office of chairman of the board of a corporation and such other duties as may be prescribed by the Board of Directors. The Chairman of the Board shall act as Chief Executive Officer of the Corporation unless the Board of Directors has elected another person as Chief Executive Officer.

(b)    Chief Executive Officer.  The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general charge and control of the business and affairs of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors.

(c)    President.  The President shall have general and active management of such areas and divisions of the business of the Corporation as may be designated by the Board of Directors or by the Chief Executive Officer. The President of the Corporation shall carry into effect the orders of the Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of his death or inability to act, the President shall perform the duties of the Chief Executive Officer. In general, he shall perform all duties incident to the office of president of a corporation and such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. The President shall act as Chief Operating Officer of the Corporation unless the Board of Directors has elected another person as Chief Operating Officer

(d)    Chief Operating Officer.  The Chief Operating Officer of the Corporation shall, subject to the control of the Board of Directors, the Chief Executive Officer and the President of the Corporation, be the chief administrative officer of the Corporation and shall have such powers and perform such duties as are normally incident to the position of chief operating officer of a corporation, and have such other duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

(e)    Vice-Presidents.  The Vice Presidents shall have such duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer, the President or the Chief Operating Officer. In the absence of the President or in the event of his death or inability to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President.

(f)      Secretary.    The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and of the seal of the Corporation; see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of secretary of a corporation and such other duties as from time to time may be assigned to him by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors. If there is no Treasurer of the Corporation, the Secretary shall assume the authority and duties of Treasurer.

(g)      Treasurer.    The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as may be designated by the Board of Directors, and in general perform all of the duties incident to the office of treasurer of a corporation and such other duties as from time to time may be assigned to him by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

(h)      Assistant Secretaries and Assistant Treasurers.    The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Board of Directors may require any Assistant Treasurer to give a bond for the faithful discharge of his duties in such sums and with such surety or sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers shall all perform such other duties as shall be assigned to them by the Secretary and Treasurer, respectively, or by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

SECTION 6.    The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.”

ARTICLE IV

Issue and Transfer of Stock Certificates

SECTION 1. The Board of Directors shall provide for issue, transfer and registration of the certificates representing the capital stock of the corporation, and shall appoint the necessary officers, transfer agents and registrars of transfers for that purpose.

SECTION 2. Until otherwise ordered by the Board of Directors, stock certificates shall be signed by the President or by a Vice President, and by the Secretary or an Assistant Secretary thereunto authorized by the Board of Directors.

SECTION 3. Unless otherwise ordered by the Board of Directors, the signatures on stock certificates of the President, the Executive Vice President or a Vice President and Secretary or Assistant Secretary of the Company may be facsimiles engraved or printed and the corporate seal to be affixed thereto may be a facsimile, engraved or imprinted thereon. In case any officer or officers whose facsimile signatures may be used on any stock certificate cease to be such officer or officers, whether because of death, resignation, or otherwise, before such certificates have been issued, such certificates shall nevertheless be deemed to have been adopted by the corporation and may be countersigned and issued by any transfer agent or registrar as though such person or persons whose facsimile signatures have been used thereon had not ceased to be such officer or officers of the corporation.

SECTION 4. Transfers of stock shall be made on the books of the corporation only by order of the person in whose name such stock is registered or by his attorney lawfully constituted in writing, and unless otherwise authorized by the Board of Directors, only upon surrender and cancellation of the old certificate. No new stock certificate shall be issued to a transferee until the transfer has been made on the books of the corporation.

SECTION 5. In case any stock certificate shall be lost, by theft or otherwise, or destroyed, the Board of Directors in its absolute discretion may order the issuance of a new certificate in lieu thereof, upon delivery to the corporation of a bond of indemnity satisfactory to the board.

SECTION 6. The Board of Directors may fix in advance any period of not more than thirty days preceding any dividend payment date or any date for the allotment of rights, during which the stock transfer books shall be closed; or in the event that the Board of Directors shall not have fixed such period, it may fix a date not more than thirty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to receive such dividends or rights, as the case may be.

ARTICLE V

Checks – Notes – Drafts - Etc.

SECTION 1. Unless otherwise directed by the Board of Directors, all notes, acceptances, checks, drafts and orders for the payment of money shall be signed by the Treasurer, Controller, or an Assistant Treasurer and any one of the following officers of the corporation: Chairman of the Board, President, Executive Vice President, Senior Vice President, any Vice President, Secretary, Treasurer, Controller, Assistant Secretary and Assistant Treasurer.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

SECTION 1. Indemnification.

(a)    The Corporation shall indemnify, to the fullest extent permitted by law, including, without limitation, the Alabama Business Corporation Act, any person who is or was a director or officer of the Corporation, and any director or officer of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which such director, officer or other person is a party because such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these bylaws, then the Corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.

(b)    The Corporation shall indemnify, to the same extent as provided in Section 1 (a) of this Article VI of these bylaws with respect to officers and directors of the Corporation, any employee of the Corporation, and any employee of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which proceeding both such employee or other person is a party because such person is or was an employee of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above and the Corporation is obligated to provide, and is providing, indemnification to one or more officers or directors of the Corporation pursuant to Section 1 (a) above of this Article VI.

(c)    In connection with indemnification of officers, directors and other persons pursuant to Sections 1 (a) and 1 (b) of this Article VI of these bylaws, the Corporation shall advance expenses to such persons as and to the extent permitted by law, including, without limitation, the Alabama Business Corporation Act.

(d)    The Corporation may indemnify, and may advance expenses to, an employee or agent of the Corporation who is not an officer or director of the Corporation and any other person not described in, or not provided indemnification pursuant to the provisions of, Sections 1 (a), 1 (b) or 1 (c) of this Article VI who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as provided in Section 1 (a) of this Article VI of these bylaws with respect to officers and directors of the Corporation. Notwithstanding the foregoing, nothing contained in this Section (d) shall, or shall be deemed to, constitute or create an entitlement on the part of any employee or agent of the Corporation to be indemnified or to have expenses advanced to or for such employee’s or agent’s benefit.

(e)    The indemnification and advancement of expenses pursuant to this Article VI shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these bylaws, the articles of incorporation of the Corporation, any separate contract or agreement or applicable law.

SECTION 2. Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

SECTION 3. Survival of Right.

Any right to indemnification or advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Any repeal or modification of this Article VI which serves to restrict or lessen the rights to indemnification or advancement of expenses provided by this Article VI shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

General Provisions

SECTION 1. All officers, agents and employees, in exercise of the powers conferred and the performance of the duties imposed upon them, by these by-laws or otherwise, shall at all times be subject to the direction, supervision and control of the Board of Directors.

SECTION 2.    Except as otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer and each Vice President and Assistant Vice President shall severally have power to execute on behalf of the Corporation any note, deed, bond, mortgage, indenture, certificate, contract, lease, mineral lease or other instrument or agreement, and to cause the corporate seal thereto to be affixed and attested by the Secretary or an Assistant Secretary.

SECTION 3.    Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, or such other officer as may be designated by the Board of Directors to act in the absence of the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings the Chairman of the Board, or such other officer of the Corporation, or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. Such authority may be exercised by action by written consent in lieu of a meeting. The Secretary or any Assistant Secretary may affix the corporate seal to any such proxy or proxies or other instrument so executed by the Chairman of the Board, or such other officer, and attest the same. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

SECTION 4. Any stockholder, director or officer may waive any notice required to be given to him under these by-laws.

SECTION 5. In addition to its principal office in the State of Alabama, the corporation may have an office or offices, either within or without the State.

SECTION 6. The corporate seal shall be an impression on wax or paper, circular in form, with the words “Alabama Gas Corporation, Alabama” on the outer margin thereof and bearing on the inner portion the words “Corporate Seal, 1929.”

SECTION 7. These by-laws may be altered, amended or repealed at any meeting of stockholders, by vote of the holders, present in person or by proxy, of a majority of all of the stock which at the time shall be entitled to vote at elections of directors, or at any meeting of the Board of Directors, by vote of a majority of all the members of the board.